Exhibit 99.1

2 Build one of the largest global energy companies that will focus on displacing diesel with green hydrogen Accelerate adoption of fuel cell applications and create a flywheel effect Decarbonize many other industries including transportation, energy, and power Energy Solutions - Mission Statement

Vertical Integration Accelerates Green Hydrogen Strategy

Our comprehensive platform should enable us to successfully serve multiple industries with low cost Green Hydrogen solutions

---

Our capabilities are expected to generate long-term growth

Unmatched products and solutions

Only non-industrial gas company to bring a liquefier online

40+	~15%
years of electrolyzer experience	liquid hydrogen market represented in internal demand

Building Blocks to Plug Power's Green H_2 Vertical Integration

- **H2 Generation**
- **Liquefaction**
- **Logistics**
- **Customer Equipment**

4 North America Green Hydrogen Plant Timeline Breaking Ground on 3 Plants in 2021 2 Plants Producing in the Summer of 2022 with a total of 4 by year - end More than 6 Plants by year - end 2023 13 Plants by year - end 2025

5 2021 2022 2023 2024 2025 100 200 300 400 500 Production (TPD) Clear path to 500TPD by 2025 0 70+ TPD 200 TPD 300+ TPD 500+ TPD

6 Building a green Hydrogen Generation Network in Europe Source: company statistics. including GenDrive, GenSure , GenFuel & Giner Three factors driving down costs of green hydrogen Reduction in cap ex Continued decline in the cost of renewables Decline in the cost of capital

7 TPD Electrolyzers 25 MW 250 MW 2.5 GW 25 GW Solar Land area 75 MW 300 ac 750 MW 3,000 ac 7.5 GW 30,000 ac 75 GW 300,000 ac Wind Land area 55 MW 6,000 ac 550 MW 60,000 ac 5.5 GW 600,000 ac 55 GW 6,000,000 ac Hybrid Land area 25 + 25 MW 2,000 ac 250 + 250 MW 20,000 ac 2.5 + 2.5 GW 200,000 ac 25 + 25 GW 2,000,000 ac Current utility solar & onshore wind 80 MW – 1.2 GW Limited by interconnect and offtake contracts Largest hybrid plants gets to 500 TPD Largest Gray H 2 Offshore wind 200 MW – 8.2 GW 1 - 2 KTPD for the largest projects proposed Islanded hybrid plants 1 GW – 5 GW 0.5 – 2 KTPD Direct gaseous pipeline injection Geologic storage 1 - 10 TPD Gaseous Tankers 10 - 500 TPD Liquid Road Tankers Production Transport 100 - 1,000 TPD Liquid Rail Tankers 100 - 10,000 TPD Pipeline Worlds largest liquefier Vision for Plant Scale/Renewable Asset and Distribution Network

8 Energy Landscape Transformation – Highest Potential High renewable resource with pipeline access Self - Develop Self - Develop & Partner Partner

9 Spigot cost of Green Hydrogen meaningfully lower than market price for Grey Hydrogen 7 - 10yrs Typical 15 TPD plant Payback Period Potential for back leverage and multiple form of capital post COD PTC, and National LCFS can accelerate build out and capital recycling!

10 Hydrogen Demand New Apps Create Multiplier Effect for Hydrogen Demand 1kg/day Forklifts 6kg/day LCV 40 - 50kg/day HDV 1MW 24/7: >1TPD Stationary Power 500TPD of demand represents 5,000 class 7 - 8 trucks and less than 300MW of stationary power Long haul trucking in NA alone requires 200,000TPD of green hydrogen to displace diesel Base Case = 500TPD 2025

12 Green Hydrogen Network creates flywheel effect Well - positioned to be the next major global energy company Become a category king in this $10T industry. Green Hydrogen Generation Network will help accelerate proliferation of multiple fuel cell applications Drive demand for Green Hydrogen and reduce cost of fuel cell apps - Creating a classic “Flywheel” effect

Corporate Headquarters 968 Albany Shaker Road, Latham, NY 12110 plugpower.com

Copyright 2020, Plug Power Inc. October 14, 2021 Electrolyzer BU Value Proposition of Leading Electrolyzer Technology: ELX Opportunity and Growth in Europe

2 During last year’s symposium we shared the acquisition of best - in - class PEM technology We are converting this technology into World - Class Electrolyzer Solutions of varying size 1kg Per Day 425kg per day Systems & Plants from Transforming Giner ELX acquisition into Best - in - Class ELX Solutions Stacks from 125 Kg/day 300 TPD to to Acquisition Update

3 What makes Hydrogen Green? Transformed Molecule Process Emissions Coal Gasification NOx, SOx , Black Carbon or Particulate Matter Natural Gas (CH4) Steam - Methane - Reforming NOx, SOx , Black Carbon or Particulate Matter CO2 that is captured H2O Electrolysis through Renewables Oxygen Green

4 A s ystem that applies an electrical current to water The current splits the hydrogen element off This chemical energy can then be stored indefinitely F rom a renewable source in the case of green (H 2 ) to water (H 2 O) What is an Electrolyzer ? Hydrogen is split from the hydrogen / oxygen compound converting electrical energy, electrons, into chemical energy, hydrogen. It can be stored as a gas or liquid to later fuel whatever application you have that needs power Central to the electrolyzer is a component referred to as the stack It is within this stack that water is split into hydrogen and oxygen.

Competitive Landscape

Competing technologies but one winner at scale

Our PEM technology advantages allow us to stand alone

	Alkaline Electrolyzer Competitors	PEM Electrolyzer Competitors	Plug Power
High Current Density Operation	X	X	✓
Small Footprint	X	✓	✓
High Efficiency	✓	✓	✓
High Gas Purity	X	✓	✓
Operating Pressure	X	✓	✓
Differential Operating Pressure	X	X	✓
System Response/Ramp Time	X	✓	✓
Cold Start	X	✓	✓
Stand By	X	✓	✓
High Temperature Pressure	✓	X	✓

6 The best solution for our customers, locally To meet our customer’s ambitions, we need to deliver the lowest TCO for green H2 Customer’ s ambition is reduced emissions and increased efficiencies Strong enabler is increase in renewable energy and decrease in cost W e are continuing to build out our competencies around the world, both organically and through partnerships and acquisitions. customer service applications support manufacturing of stacks sales engineering manufacturing of systems service operations

7 Plug Power: T echnology and offers that cover the complete green hydrogen value chain G reen hydrogen production through electrolysis L iquefaction & distribution F uel cell applications for mobility and stationary offers P roduce Green Hydrogen Onsite 7 The only company today that can offer customers a turnkey fuel cell solution for material handling H ave Green Hydrogen Delivered Clients Can…

8 Our sales pipeline is robust and diverse To date we have signed over: 50 MW 1, 5, 10, and 20 MW systems expected to be delivered in 2022 100 MW Expected to be delivered to customers by next year both geographically and from an industry application point of view.

9 We have signed business in Europe, the US and the Asia Pacific Source: company statistics. including GenDrive, GenSure , GenFuel & Giner Markets with high activity M obility N atural gas blending Industrial Applications 3,000 MW of our electrolyzer solutions G enerating 1,000 TPD of green hydrogen Looking to the future, by 2025, we expect:

10 We are making green hydrogen the molecule of choice We are ambitious 3,000 MW Expected of our electrolyzer solutions 1000 TPD Expected of green hydrogen generation 100 MW Expected 2022 Sales 300 MW Expected for our own green hydrogen use in 2022 Our Electrolyzer Solutions are growing through sales to customers and solutions provided for our own Green hydrogen needs. As we look into the future, we expect to have an installed base of over 3,000 MW of our electrolyzer solutions, generating over 1000 TPD of green hydrogen. In 2022 we expect to sell 100 MW externally and install 300 MW for our own green hydrogen use. Our pipeline is robust, from a market perspective and geographically

Corporate Headquarters 968 Albany Shaker Road, Latham, NY 12110 plugpower.com

Plug has increased the productivity of our customers with high - asset utilization fleets by offering a solution that operates at constant and full power, compared to batteries. The pandemic has magnified the importance of moving products into the end customer’s hands as efficiently as possible

$750M $450M Where do we stand against our 2024 targets? 5 Pedestal Customers $118$/*5266%,//,1*6,1 0,//,216 0 0 0 2024 Target 2024 Target 2021 Results 2021 Results 5 Pedestal Customers 165 Refueling sites, 2021 Fuel cells installed, 2021 52,000 And we still see enormous potential in the market… 2019 2021 2024

E very single electric forklift in the world is a forklift where we can put a fuel cell into. 4 M Operating forklifts, U.S. and Europe, 2021 Operating forklifts, U.S. and Europe, 2030 5 M Large 200+ unit fleet 15% Small >60 unit fleets 60% Medium 60 - 200 unit fleets 25% 600k FORKLIFTS Fuel cells installed 52,000 Today, 2021: Majority installed in large fleets of 200+ units 8.6% Market Share in the large market segment in 2021 1M units FORKLIFTS 2.4M unit FORKLIFTSs

We expect to continue to grow in the large fleet market where we have proven value We also plan to expand our customer base in the medium and small size segments Most of the customers in those markets use lead - acid batteries, and even though total cost of ownership of fuel cells is lower than lead acid batteries in high utilization fleets, the initial cost of the technology is a barrier for quick adoption. We’re focused on this last obstacle, initial cost, and the more we approach parity with the cost of batteries, the easier the decision - making process for our customers will be. And that will propel our growth in the market.

U.S. & Europe Market overall Share We are aiming to achieve initial parity with lead acid batteries in medium size fleets by 2025 Medium Size Fleet Strategy 1.2% 2021 market share with a 52K FC installed base 2025 Potential Potential market share in North America and Europe with a 200K projected FC installed base 4.5% In revenues $1B

This analysis only covers North America and Europe, and we expect to see upside coming from other areas of the world, like Asia, as we expand globally. 2030 Potential Potential market share in North America and Europe with a 1.5M projected FC installed base 30% W e are putting a strategy in place to achieve cost parity with lead acid batteries with the small fleets in 2030 In revenues $4B Small Size Fleet Strategy

We will use the improved cost of green hydrogen We are improving our stack technology and creating more efficient fuel cell platforms C reating hydrogen infrastructure solutions aimed at the medium and small size fleets for their consumption and installation needs. E nablers that help us reach cost parity by 2025 and 2030 Cost Parity Drivers & Timeline

A s we enter the next phase in the development of the green hydrogen economy, material handling is expected to continue to grow – with Plug at the forefront. Plug created the first commercially feasible market for fuel cells in material handling. green hydrogen generation electrolyzer technology new refueling station developments new applications bringing economies of scale to our solutions Plug’s world - class ecosystem will enable the acceleration of the adoption of Fuel Cells for Material Handling:

Corporate Headquarters 968 Albany Shaker Road, Latham, NY 12110 plugpower.com

Copyright 2020, Plug Power Inc. GM, New Markets & President New Product Development October 14, 2021

2 2

3 3

4 600 million+ (Run Hours) -30 Degrees C (in Freezers) 24-by-7 (Effective run time) 40G (Physical shocks) 4

5 Multiple Target Markets 5

6 6

7

8 8

9 In fact, it’s one of the only ways 9

10 10

11 + HYVIA: THE NEW HYDROGEN PATH 11

12 12

13 13

14 Backup Power

15 Backup Power

16 Fuel Cells For Stationary Power Lucas Joppa | Microsoft Chief Environmental Officer 16

17

18

19 Hydrogen has the highest specific energy (energy per unit mass) of any non-nuclear fuel Fuel Cells For Aerospace 19

20 ProGen for Transportation

21 Plug Power Fuel Cell Platforms

22 22

23 23

24 Market Opportunity 24

25 25

26 26

27 27

28 Delivering solutions to enable a zero-emission sustainable future 28

Corporate Headquarters 968 Albany Shaker Road, Latham, NY 12110 plugpower.com

>$825 to 850M forecast in 2022; >65% growth over 2021

Cumulative Deployments (2021 onward represents forecasts)

Cumulative

Cumulative Deployments (2021 onward represents forecasts) 2021 2022 2023 2024 2025

OPEX Leverage Gross Margin

Improved stack life via new designs Newer models in fleet via customer refresh Standardized customer offerings Enhanced digitized diagnostics Plan for 500 TPD by 2025 Blended average target cost less than $4 per kg Investing in logistics capabilities Vertical initiatives for capex reductions

Operating Income Gross Margin